UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   June 30, 2012

DEYU AGRICULTURE CORP.

(Exact name of registrant as specified in Charter)

Nevada	333-160476	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

 Headquarters in China

8th Floor, Block 5, Aolinjiatai Building

1 Kehuiqian Street

Chaoyang District, Beijing, China

Zip Code: 100192

Office in the United States

Columbus Circle 5

1790 Broadway, 8th Floor

New York, New York 10019, USA

(Address, including zip code, of principal executive offices)

In China: 86-10-5224 1802

In the United States: (646) 820-8060

(Registrants’ telephone number, including area code)

   (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective June 30, 2012, the Board of Directors of Deyu Agriculture Corp., a Nevada corporation (the “Company”) accepted the amicable resignation of Michael Han as the Company’s Corporate Secretary. Effective as of June 30, 2012, the Company’s Board of Directors appointed Emma Wan to serve as Corporate Secretary.

Ms. Wan has no family relationship with any other officer or director of the Company. Since July 2011, Ms. Wan has served as Corporate Controller for the Company. From July 2009 through December 2010, Ms. Wan served as Associate Director of KTO Corporate Finance Co. Ltd., a Hong Kong company. From August 2004 through June 2009, Ms. Wan served as M&A Transaction Service Manager of Deloitte & Touche Financial Advisory Services Limited, Guangzhou Branch in China. From August 2003 through September 2004 Ms. Wan served as audit senior associate of Deloitte Touche Tohmatsu CPA Ltd., Shenzhen Branch in China. Ms. Wan is a fellow of the Association of Chartered Certified Accountants and a member of The Chinese Institution of Certified Public Accountants.

The Company has not entered into or modified any existing agreements with Ms. Wan in connection with this appointment. Ms. Wan will be entitled to receive the Company’s standard compensation and benefits offered to officers including, without limitation, participation in the Company’s 2010 Share Incentive Plan. With respect to the Company, Ms. Wan has not had a direct or indirect material interest in any transaction described in Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DEYU AGRICULTURE CORP.

Date: July 6, 2012	By:	/s/ Jianming Hao
Jianming Hao Chief Executive Officer